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Exhibit 32.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K of American Defense Systems, Inc. (the "Company") for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Anthony Piscitelli, Chief Executive Officer, President and Chairman of the Company and Gary Sidorsky, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our best knowledge:

          1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2009	By:	/s/ ANTHONY PISCITELLI Anthony Piscitelli Chief Executive Officer, President and Chairman
	By:	/s/ GARY SIDORSKY Gary Sidorsky Chief Financial Officer

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  Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002